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                                                                    EXHIBIT 3.02

                              CERTIFICATE OF TRUST
                                       OF
                        CAMPBELL ASSET ALLOCATION TRUST

     THIS Certificate of Trust of CAMPBELL ASSET ALLOCATION TRUST (the "Trust"), dated May 1, 2000, is being duly executed and filed by First Union Trust Company, National Association, a national banking association, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. 3801 et seq.) (the "Act").

     1. Name. The name of the business trust formed hereby is Campbell Asset Allocation Trust.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801.

     3. Series Trust. The Trust shall be a series trust and shall issue series of beneficial interests having separate rights, powers and duties with respect to property or obligations of the Trust, as provided in Sections 3804 and 3806(b)(2) of the Act, such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

     4. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written in accordance with Section 3811 (a) of the Act.

                                          FIRST UNION TRUST COMPANY,
                                          NATIONAL ASSOCIATION
                                          as Trustee

                                          By: /s/  STERLING C. CORREIA
                                            ------------------------------------
                                          Name: Sterling C. Correia
                                          Title:  Vice President
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                            CERTIFICATE OF AMENDMENT
                                       OF
                        CAMPBELL ASSET ALLOCATION TRUST

     FIRST:  The name of the business trust is Campbell Asset Allocation Trust.

     SECOND: Article I of the Certificate of Trust of the business trust is hereby amended as follows:

          1. The name of the business trust formed hereby is Campbell Alternative Asset Trust.

     THIRD: This Certificate of Amendment shall be effective upon the date and time of filing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Campbell Asset Allocation Trust this 16th day of October, 2000.

                                          FIRST UNION TRUST COMPANY,
                                          NATIONAL ASSOCIATION
                                          as Trustee

                                          By: /s/  EDWARD L. TRUITT, JR.
                                            ------------------------------------
                                          Name: Edward L. Truitt, Jr.
                                          Title:  Vice President